EXHIBIT 23.3
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FinPro                                           26 Church Street - P.O. Box 323
                                                       Liberty Corner, NJ  07938
                                           (908) 604-9336 - (908) 604-5951 (FAX)

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December 19, 1997



Board of Directors
Quitman Federal Savings Bank
100 West Screven Street
Quitman, Georgia  31643



Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") and the reference to our firm as experts in the Application for Conversion to be filed by Quitman Federal Savings Bank and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Registration Statement Form SB-2 to be filed by Quitman Bancorp, Inc. with the Securities and Exchange Commission and all amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Application for Conversion and any amendments thereto and in the Notice and Application for Conversion filed by Quitman Federal Savings Bank, Quitman, Georgia.

                                           Very Truly Yours,
                                           FinPro, Inc.


                                           /s/Donald J. Musso
                                           Donald J. Musso


Liberty Corner, New Jersey
December 19, 1997